UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
               Securities Exchange Act of 1934 (Amendment No. __)

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[ ]  Preliminary Information Statement

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     14c-5(d)(2))

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                       The Nottingham Investment Trust II
                (Name of Registrant as Specified In Its Charter)
                ------------------------------------------------

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

                        THE NOTTINGHAM INVESMENT TRUST II
                                 WST GROWTH FUND
                            116 South Franklin Street
                        Rocky Mount, North Carolina 27804



RE: Important information about the closing of the WST Growth Fund


Dear Shareholder:

     This Information Statement is first being furnished on or about September 3, 2004 to the holders of record as of the close of business on August 17, 2004 (the "Record Date") of shares of beneficial interest of the WST Growth Fund (the "Fund"), a series of The Nottingham Investment Trust II (the "Trust").

     The Board of Trustees (the "Board") of the Trust has approved, and Wilbanks, Smith and Thomas Asset Management, LLC, the Fund's investment advisor (the "Advisor"), who has the authority and power to vote a majority of the shares of the Fund (304,634.914 shares of beneficial interest of the Fund, or 59.69% of the outstanding shares as of the close of business August 10, 2004) has approved and consented in writing to, the closing and liquidation of the Fund. Such consent constitutes the approval of a majority of the Fund's outstanding shares of beneficial interest and is sufficient under the Trust's Amended and Restated Declaration of Trust to close and liquidate the Fund. Accordingly, this action will not be submitted to the other shareholders of the Fund for their approval. This Information Statement is being furnished to shareholders of the Fund to provide them with certain information concerning the liquidation in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act") and the regulations thereunder, including Regulation 14C.



We Are Not Asking You for a Proxy and You Are Requested Not To Send Us a Proxy

     As of the close of business on the Record Date, 505,103.690 shares of beneficial interest of the Fund were issued and outstanding.



Information about the Trust and the Fund and Service Providers

     The Trust is a Massachusetts business trust comprised of the Fund and several other series. The Fund is treated under the 1940 Act as a diversified, open-end management investment company. The Fund commenced operations on September 30, 1997. The Fund seeks total return from a combination of capital appreciation and current income. The Fund has the following classes of shares:
(i)  Institutional  Class Shares,  (ii) Investor  Class Shares and (iii) Class C

Shares. All three classes of shares are being affected by the Fund's closing and liquidation.

     The Trust has entered into an investment advisory agreement (the "Advisory Agreement") with Advisor. The Advisor's principal address is 150 West Main Street, Suite 1700, Norfolk, Virginia 23510. The Advisor provides the Fund with a continuous program of supervision of the Fund's assets, including the composition of its portfolio, and furnishes advice and recommendations with respect to investments, investment policies and the purchase and sale of securities.

     Under the Advisory Agreement, the Fund pays the Advisor a fee, based upon the Fund's average daily net assets, at the annual rate of 0.75% of the first $250 million of net assets and 0.65% of all net assets over $250 million.

     The Advisor has also entered into an expense limitation agreement (the "Expense Limitation Agreement") with the Trust under which it has agreed to waive or reduce its fees and to assume other expenses of the Fund, if necessary, in an amount that limits the total annual operating expenses of the Fund (exclusive of interest, taxes, brokerage fees and commissions, extraordinary expenses, and payments, if any, under a Rule 12b-1 Plan) to not more than 2.50% of the average daily net assets of Fund for the fiscal year ending March 31, 2005. The Expense Limitation Agreement is renewable yearly.

     For the fiscal year ended March 31, 2004, the Advisor received $8,079 of its fees after waivers of $58,607 and reimbursed $6,490 of the Fund's operating expenses.

     The Nottingham Company, whose principal address is 116 South Franklin Street, Rocky Mount, North Carolina 27804, serves as the administrator for the Fund.

     Capital Investment Group, Inc., Post Office Box 32249, Raleigh, North Carolina 27622, serves as the underwriter and distributor of the Fund.


Reasons for the Liquidation

     Since its inception, growth in the Fund's assets has been slow. During the period from commencement of operations (September 30, 1997) through the Record Date, the Fund's assets only reached a maximum level of approximately $23 million. Marketing efforts, including the assumption of Fund expenses by the Advisor pursuant to the Expense Limitation Agreement, have not been successful in significantly increasing the size of the Fund.

     Sales of the Fund's shares have not been sufficient to allow the Fund to reach a size adequate, in the judgment of the Board and the Advisor, to spread expenses over a sufficient asset base to realize a satisfactory expense ratio. Since the inception of the Fund, the Advisor has waived all or a portion of its fees and has assumed a significant portion of the expenses of the Fund. In the absence of such waivers and assumption, the Fund's return to shareholders would have been significantly lower.

     At a meeting held on June 15, 2004 the Board discussed the future of the Fund and after consultation with the Advisor, determined it to be in the best interests of the Fund and its shareholders to discontinue all sales of the Fund's shares and to no longer accept purchase orders for shares of the Fund (except for reinvestment of dividends). The Board also instructed the Trust's officers to evaluate the discontinuance of the Fund's operations and possible liquidation of the Fund's portfolio.

     The Board met again on August 6, 2004 (the "August Meeting") to discuss the future of the Fund. After reviewing current market conditions, the relatively small size of the Fund and the time required to effect a merger or transfer of assets of the Fund, management of the Fund believed that the expense of a merger with or transfers of assets to another mutual fund would be greater than the benefits shareholders of the Fund could expect to realize from such a transaction, even if a fund with a comparable investment focus that would be willing to engage in such a transaction could be identified.

     In considering whether to approve the Plan of Liquidation (the "Plan"), which is attached to this Information Statement as Annex A, the Board considered, among other factors, the following: (i) the expenses that had been assumed by the Advisor during the life of the Fund; (ii) the anticipated additional expenses the Fund may incur in order to comply with new laws and regulations affecting all mutual funds, including the Fund; and (iii) the effect of the Fund's operating expenses on the historic and anticipated returns of shareholders. The Board also considered that the Advisor had not been able to collect or retain any significant fees during the life of the Fund, that there was no prospect that this would change in the near future, and that in the absence of the prospect of receiving full compensation in the near future, the willingness of the Advisor to continue providing advisory service to the Fund and continue assuming expenses of Fund would likely be impaired. If the Advisor decided not to renew the Expense Limitation Agreement and not to continue assuming the expenses of the Fund, the Fund's expenses and performance could be further negatively affected.

     For the most recent fiscal year, the Fund's total expenses were:

     For the Institutional Shares:
     -----------------------------

       Shareholder fees (fees paid directly from your investment)         None


              Annual Fund operating expenses
              ------------------------------
       (expenses that are deducted from Fund assets)

       Management fee                                                     0.75%
       Distribution and/or service (12b-1) Fees                           0.00%
       Other Expenses                                                     1.89%
                                                                          -----
       Total Annual Fund Operating Expenses*                              2.64%
                Fee waivers and expense reimbursements*                  (0.14)%
                                                                          -----
                Net annual operating expenses*                            2.50%
                                                                          =====
-------------------------------------------------------------------------------

   * "Total Annual Fund Operating Expenses" are based upon actual expenses incurred by the Institutional Class Shares of the Fund for the fiscal year ended March 31, 2004. The Advisor has entered into an expense limitation agreement with the Trust under which it has agreed to waive or reduce its fees and to assume other expenses of the Fund, if necessary, in an amount that limits Total Annual Fund Operating Expenses (exclusive of interest, taxes, brokerage fees and commissions, extraordinary expenses, and payments, if any, under a Rule 12b-1 Plan) to not more than 2.50% of the average daily net assets of the Institutional Class Shares of the Fund for the fiscal year ending March 31, 2005. Prior to January 1, 2004, the expense limitation agreement provided that Total Fund Operating Expenses (exclusive of interest, taxes, brokerage fees and commissions, extraordinary expenses, and payments, if any, under a Rule 12b-1 Plan) were limited to not more than 1.75% of the average daily net assets of the Institutional Class Shares of the Fund. Therefore, fee waivers and expense reimbursements in the table above have been restated to reflect the current expense limitation. For the fiscal year ended March 31, 2004, actual net expenses were 1.91% of the average daily net assets of the Institutional Class Shares of the Fund.



     For the Investor Class Shares:
     ------------------------------

       Shareholder fees (fees paid directly from your investment)

                 Maximum Sales Charge (load) Imposed on Purchases
                 (as a percent of offering price)                         3.75%


               Annual Fund operating expenses
               ------------------------------
        (expenses that are deducted from Fund assets)

        Management fee                                                    0.75%
        Distribution and/or service (12b-1) Fees                          0.50%
        Other Expenses                                                    1.89%
                                                                          -----
        Total Annual Fund Operating Expenses*                             3.14%
                Fee waivers and expense reimbursements*                  (0.14)%
                                                                          -----
                Net annual operating expenses*                            3.00%
                                                                          =====
-------------------------------------------------------------------------------

   * "Total Annual Fund Operating Expenses" are based upon actual expenses incurred by the Investor Class Shares of the Fund for the fiscal year ended March 31, 2004. The Advisor has entered into an expense limitation agreement with the Trust under which it has agreed to waive or reduce its fees and to assume other expenses of the Fund, if necessary, in an amount that limits Total Annual Fund Operating Expenses (exclusive of interest, taxes, brokerage fees and commissions, extraordinary expenses, and payments, if any, under a Rule 12b-1 Plan) to not more than 2.50% of the average daily net assets of the Investor Class Shares of the Fund for the fiscal year ending March 31, 2005. Prior to January 1, 2004, the expense limitation agreement provided that Total Fund Operating Expenses (exclusive of interest, taxes, brokerage fees and commissions, extraordinary expenses, and payments, if any, under a Rule 12b-1 Plan) were limited to not more than 1.75% of the average daily net assets of the Investor Class Shares of the Fund. Therefore, fee waivers and expense reimbursements in the table above have been restated to reflect the current expense limitation. For the fiscal year ended March 31, 2004, actual net expenses were 2.41% of the average daily net assets of the Investor Class Shares of the Fund.

     For the Class C Shares:
     -----------------------

        Shareholder fees (fees paid directly from your investment)        None


               Annual Fund operating expenses
               ------------------------------
        (expenses that are deducted from Fund assets)

        Management fee                                                    0.75%
        Distribution and/or service (12b-1) Fees                          0.75%
        Other Expenses*                                                   1.91%
                                                                          -----
        Total Annual Fund Operating Expenses**                            3.41%
                 Fee waivers and expense reimbursements**                (0.16)%
                                                                          -----
                 Net annual operating expenses**                          3.25%
                                                                          =====
-------------------------------------------------------------------------------

   * "Other Expenses" for the Class C Shares of the Fund were slightly higher than the Institutional Class Shares and the Investor Class Shares of the Fund for the fiscal year ended March 31, 2004 primarily due to rounding effects during the Fund's allocation of expenses over a lower asset level for the Class C Shares as compare to the Institutional Class Shares and Investor Class Shares of the Fund for that fiscal year.

   **"Total Annual Fund Operating Expenses" are based upon actual expenses incurred by the Class C Shares of the Fund for the fiscal year ended March 31, 2004. The Advisor has entered into an expense limitation agreement with the Trust under which it has agreed to waive or reduce its fees and to assume other expenses of the Fund, if necessary, in an amount that limits Total Annual Fund Operating Expenses (exclusive of interest, taxes, brokerage fees and commissions, extraordinary expenses, and payments, if any, under a Rule 12b-1 Plan) to not more than 2.50% of the average daily net assets of the Class C Shares of the Fund for the fiscal year ending March 31, 2005. Prior to January 1, 2004, the expense limitation agreement provided that Total Fund Operating Expenses (exclusive of interest, taxes, brokerage fees and commissions, extraordinary expenses, and payments, if any, under a Rule 12b-1 Plan) were limited to not more than 1.75% of the average daily net assets of the Class C Shares of the Fund. Therefore, fee waivers and expense reimbursements in the table above have been restated to reflect the current expense limitation. For the fiscal year ended March 31, 2004, actual net expenses were 2.66% of the average daily net assets of the Class C Shares of the Fund


     The Board concluded that an increase in Fund expenses attributable to the likely discontinuance of the fee waivers and assumption of the expenses at some point in the future, especially when added to the present and anticipated future expenses of the Fund for which the Fund directly pays or in the future will pay, would significantly reduce the Fund's return. After deliberating, the Board concluded that it would be in the best interests of the shareholders of the Fund to liquidate the Fund promptly.

     Accordingly, at the August Meeting, the Board approved the liquidation and dissolution of the Fund. The Advisor, who has the authority and power to vote a majority of the shares of the Fund (the "Majority Shareholder") as of close of business August 10, 2004, approved the liquidation and dissolution of the Fund pursuant to written consent. The Board also directed the Fund to close and begin liquidating its holdings to cash and cash equivalents on the Effective Date as set forth under the Plan. The Fund will distribute any of its net investment income, including any net realized short-term capital gains (as ordinary dividends, and/or qualified dividend to the extent applicable) and any excess of its net realized long-term capital gains over its net short-term capital losses (as a capital gains dividend). Any remaining amounts will be distributed to shareholders as liquidating distributions in full payment for their Fund shares.

Plan of Liquidation and Dissolution

     The Board has approved the Plan, which is summarized below. Terms not otherwise defined shall have the same meaning as defined in the Plan. This summary is qualified in its entirety by reference to the Plan.

     1. Adoption of the Plan and Termination of Business Operations. The effective date of the Plan (the "Effective Date") is twenty (20) days after this Information Statement is first sent to shareholders, which will be on or about September 23, 2004. The Fund will cease to conduct business as soon as reasonably practicable following the Effective Date.

     2. Liquidation and Distribution of Assets. As soon as practicable after the Effective Date, depending on market conditions and consistent with the terms of the Plan, the Advisor will have authority to engage in such transactions as may be appropriate for the Fund's liquidation and dissolution. The Fund will set aside a reserve for any liabilities, including contingent liabilities, that it may incur.

     3. Distribution to Shareholders. As soon as practicable after the Effective Date, the Fund will liquidate and distribute pro rata on the date of liquidation (the "Liquidation Date") to its shareholders of record as of the close of business on the Effective Date all of its remaining assets except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and
          (ii) pay such contingent liabilities as the Board reasonably deems to exist against the assets of the Fund on the Fund's books, in complete cancellation and redemption of all outstanding shares of the Fund.

     4. Amendment or Abandonment of the Plan. The Board is authorized to modify or amend the Plan at any time without shareholder approval if it determines that such action would be in the best interests of the Fund and its shareholders. However, any amendment which the Board determines would be materially and adversely prejudicial to the interests of shareholders will be submitted to the Majority Shareholder for approval. In addition, the Board may abandon the Plan without approval at any time if it determines this to be in the best interests of the Fund and its shareholders.

     5. Expenses. The expenses incurred in carrying out the terms of the Plan shall be borne by the Advisor.

     The proportionate interest of shareholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date and thereafter, unless the Board determines to abandon the Plan pursuant to Item 4 above, shareholders' respective interests will not be transferable.

General Tax Consequences

     Shareholders will receive distributions of any net investment income realized by the Fund before the Fund's liquidation as well as distributions of any excess of the Fund's net long-term capital gains over its net short-term capital losses recognized before the Fund's liquidation. Any such distributions will generally be taxable to shareholders either as ordinary income, qualified dividend income or long-term capital gains, depending on the nature of the income to the Fund and the Fund's holding period of the related securities. All other distributions will be liquidating distributions. Each shareholder that receives a liquidating distribution will recognize taxable gain or loss for federal income tax purposes equal to any difference between the amount of the liquidating distribution over the shareholder's tax basis in Fund shares. Assuming that the shareholder holds such shares as capital assets, such gain or loss will be capital gain or loss and will be long-term or short-term capital gain or loss depending on the shareholder's holding period for the shares. For corporate shareholders, the Fund will designate any dividends from net investment income and any liquidating distributions eligible for the dividends received deduction.

THE TAX  CONSEQUENCES  DISCUSSED  HEREIN  MAY  AFFECT  SHAREHOLDERS  DIFFERENTLY
DEPENDING UPON THEIR PARTICULAR TAX SITUATIONS UNRELATED TO THE LIQUIDATING DISTRIBUTION AND, ACCORDINGLY, THIS SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. SHAREHOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATING DISTRIBUTION AS DISCUSSED HEREIN, INCLUDING ANY STATE AND LOCAL TAX CONSEQUENCES.

     The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income or capital gains from the sale of its assets.

     This summary is based on the tax laws and regulations in effect on the date of this Information Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The discussion herein does not address the particular federal income tax consequences that may apply to certain shareholders such as trusts, estates, tax-exempt organizations, qualified plans, individual retirement accounts, nonresident aliens, or other foreign investors. This summary does not address the state, foreign or local tax consequences of a shareholder's receipt of the liquidating distributions or the liquidation of the Fund.

     Shareholders are free to redeem their shares without a redemption fee prior to the Effective Date of the Plan.

Shareholder Options

     Shareholders have several options for the disposition of their shares of the Fund. Picking the right option will depend on the individual Shareholder's facts and circumstances. You are advised to consult your investment or tax advisor about which options may best minimize the impact of the Fund liquidating on your shares of the Fund. In addition, the Advisor, 150 West Main Street, Suite 1700, Norfolk VA 23510, phone number 757-623-3676, has offered to assist any Shareholder in deciding on possible alternative investment options.

     Below is a list of several possible options. Each of these options will be treated as sales for tax purposes.

     Option #1 - You may redeem your shares immediately. You do not need to wait until the Fund liquidates to redeem your shares. Information on how to redeem your shares of the Fund is contained in the Fund's prospectus. A copy of the Fund's prospectus is available, without charge, by contacting the Fund c/o NC Shareholder Services, 116 South Franklin Street, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365 or by calling the Fund at 1-800-773-3863. Please see below for important information regarding IRA's and other qualified plans.

     Option #2 - You may choose to do nothing as this time. If you choose to do nothing, then as soon as reasonably practicable after the Effective Date, you will be mailed a redemption check, payable to the name(s) on the account, representing the value of your shares of the Fund as of Liquidation Date. The redemption check will be mailed to the address listed on the account at the time the check is mail. If you have moved or are moving, please contacting the Fund c/o NC Shareholder Services, 116 South Franklin Street, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365 or by calling the Fund at 1-800-773-3863. Please see below for important information regarding IRA's and other qualified plans.



         ***IMPORTANT INFORMATION FOR IRA'S AND OTHER QUALIFIED PLANS***

If your Fund shares are held in an IRA account or other qualified retirement plan, you must reinvest this amount through your current retirement plan or another qualified retirement plan to avoid possible penalties and adverse tax consequences. Therefore, you should make arrangements to transfer and reinvest this amount into a qualified retirement plan to avoid such possible penalties and adverse tax consequences.

In addition, if your Fund shares are held in an IRA account or other qualified retirement plan and the redemption check is made payable directly to you, the amount you receive may be reduced by any required federal or state income tax withholding.

Please contact your financial advisor or the Fund at 1-800-773-3863 for more information.

Security Ownership of Certain Beneficial Owners and Management

         As of the Record Date, to the best knowledge of the Trust, the following persons were known by the Trust to own beneficially five percent (5%) or more of the outstanding shares of the Fund, as determined in accordance with Rule 13d-3 of the 1934 Act:



     Name and Address of                              Amount and Nature of
     Beneficial Owner                                 Beneficial Ownership                      Percent of Class
     ----------------                                 --------------------                      ----------------

                                                 INSTITUTIONAL CLASS SHARES
                                                 --------------------------

     Charles Schwab & Co., Inc.,                       234,080.353 shares                            51.46 %*
     Special Custodian Account
     FBO Our Customers
     Attn: Mutual Funds
     101 Montgomery Street
     San Francisco, California  94104

     Wachovia Bank, N.A.                                55,593.255 shares                            12.22 %
     George D. Wilbanks, Jr. R/O IRA
     5210 Interbay Boulevard #1
     Tampa, Florida  33611


                                                    INVESTOR CLASS SHARES
                                                    ---------------------

     First Clearing Corporation                         10,471.204 shares                            23.81 %
     Carolyn S. Thomas
     112 Montrose Drive
     Durham, North Carolina  27707-3900

     First Clearing Corporation                         5,235.602 shares                             11.90 %
     Thomas Family Charitable Rem. Trust
     112 Montrose Drive
     Durham, North Carolina  27707-3900

     UBS Financial Services Inc. FBO
     Chris Holly CDN FBO                                4,076.149 shares                             9.27 %
     Christopher Cole Holly
     12223 North 119th Street
     Scottsdale, Arizona  85259

     UBS Financial Services Inc. FBO
     FBO Chris Holly CDN FBO                            3,979.276 shares                             9.05 %
     Jordan Nichole Holly
     12223 North 119th Street
     Scottsdale, Arizona  85259

     Stanly Farm Supply Inc.
     17404 A Randalls Ferry Road                        3,660.322 shares                             8.32 %
     Norwood, North Carolina  28128


                                                               9

                                                       CLASS C SHARES
                                                       --------------

     Legg Mason Wood Walker, Inc.                       3,040.990 shares                             48.65 %*
     Post Office Box 1476
     Baltimore, Maryland  21202

     First Clearing Corporation                         1,076.293 shares                             17.22 %
     Wayne L. Duncan III
     1340 N. Great Neck Road
     Virginia Beach, Virginia  23454-2268

     First Clearing Corporation                         1,074.702 shares                             17.19 %
     Samuel Jason Duncan
     2001 English Cedar Circle
     Virginia Beach, Virginia  23451-1621

     First Clearing Corporation                         1,051.051 shares                             16.81 %
     Jean E. Ferguson R/O IRA
     168 Thomas Hayward Road
     Bluffton, South Carolina  29910-4418


   * Pursuant to applicable SEC regulations, this shareholder is deemed to control the class of shares of the Fund. The Fund believes that such entity does not have a beneficial ownership of such shares.


     As of the Record Date, the Trustees and Officers of the Trust owned beneficially (i.e. directly or indirectly had voting and investment power) the amounts and percentages of the then outstanding shares of the Fund as indicated in the following tables:


     Name of                                          Amount and Nature of
     Trustee or Officer                               Beneficial Ownership                      Percent of Class
     ------------------                               --------------------                      ----------------

                                                  INSTITUTIONAL CLASS SHARES
                                                  --------------------------
     L. Norfleet Smith, Jr. and
     Wayne F. Wilbanks                                 288,920.445 shares*                            63.52%




                                                    INVESTOR CLASS SHARES
                                                    ---------------------
     L. Norfleet Smith, Jr. and
     Wayne F. Wilbanks                                 15,706.806 shares*                             35.71%




                                                        CLASS C SHARES
                                                        --------------
     L. Norfleet Smith, Jr. and
     Wayne F. Wilbanks                                      7.663 shares*                              0.12%


   * These shares are held directly or indirectly (had voting and investment power) by the Advisor. Mr. Smith and Mr. Wilbanks are officers of the Fund and principals and officers of the Advisor and also indirectly own shares of the Fund through the Advisor.

Annual Report to Shareholders

     The Fund's Annual Report to shareholders for the fiscal year ended March 31, 2004 was mailed to shareholder on or about May 28, 2004. Any shareholder who desires an additional copy of the Annual Report may obtain a copy, without charge, by contacting the Fund c/o NC Shareholder Services, 116 South Franklin Street, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365 or by calling the Fund at 1-800-773-3863.

     If you have any questions regarding the Information Statement or the Fund, please contact the Fund at the above address or contact the Advisor at 757-623-3676.

                                 ON BEHALF OF THE BOARD OF TRUSTEES OF
                                 THE NOTTINGHAM INVESTMENT TRUST II

                                 Jack E. Brinson
                                 Chairman

                                     ANNEX A
                                     -------



                               PLAN OF LIQUIDATION
                                       OF
                                 WST GROWTH FUND

     WST Growth Fund (the "Fund"), a series of The Nottingham Investment Trust II, a Massachusetts business trust (the "Trust"), shall proceed with a complete liquidation of the Fund according to the procedures set forth in this Plan of Liquidation (the "Plan"). The Plan has been approved by the Board of Trustees of the Trust (the "Board") as being advisable and in the best interests of the Fund and its shareholders. The Board has directed that this Plan be submitted to Wilbanks, Smith and Thomas, LLC, the Fund's investment advisor, who has the authority and power to vote more than a majority of the voting shares of the Fund (the "Majority Shareholder"), for its approval or rejection in order to satisfy and comply with Section 11.2 of the Amended and Restated Declaration of Trust of the Trust and has authorized the distribution of a Majority Shareholder Consent (the "Consent"). Upon approval of the Plan by the Majority Shareholder, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of Massachusetts law, the Internal Revenue Code of 1986, as amended (the "Code") and applicable federal securities laws and rules, as follows:

     1. Adoption of Plan. The effective date of the Plan (the "Effective Date") shall be twenty (20) days after the shareholders of the Fund are mailed the Information Statement regarding the Consent pursuant to Section 14(C) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     2. Liquidation and Distribution of Assets. As soon as is reasonably practicable after the Effective Date and depending on market conditions and consistent with the terms of this Plan (the "Liquidation Period"), the Fund and Majority Shareholder, as the Fund's investment advisor, shall have the authority to engage in such transactions as may be appropriate for the Fund's liquidation and dissolution, including, without limitation, the consummation of the transactions described in this Plan and in the Consent.

     3. Provisions for Liabilities. The Fund shall pay or discharge or set aside a reserve fund for, or otherwise provide for, the payment or discharge of any liabilities and obligations, including, without limitation, contingent liabilities.

     4. Distribution to Shareholders. As soon as practicable after the Effective Date, the Fund shall liquidate and distribute pro rata on the date of liquidation (the "Liquidation Date") to the shareholders of record as of the close of business on the Effective Date all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (ii) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund's books.

     5. Notice of Liquidation. As soon as practicable after approval of the Plan by the Majority Shareholder, the Fund shall mail notice(s) to the appropriate parties that this Plan has been approved by the Board and the Majority Shareholder and that the Fund will be liquidating its assets in compliance with
Section 14(C) of the 1934 Act and to the extent such notice is required under Massachusetts law.

     6. Articles of Amendment. Within the Liquidation Period the Fund shall prepare and file Articles of Amendment for acceptance by the Secretary of State of Massachusetts.

     7. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and the shareholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the shareholders, such an amendment or modification will be submitted to the Majority Shareholder for approval. In addition, the Board may abandon this Plan without shareholder approval at any time prior to the Effective Date if it determines that abandonment would be advisable and in the best interests of the Fund and the shareholders.

     8. Powers of Board and Officers. The Board and the officers of the Trust are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Trust deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code and Massachusetts law, including, without limitation, withdrawing any state registrations of the Fund and/or its shares, withdrawing any qualification to conduct business in any state in which the Fund is so qualified and the preparation and filing of any tax returns.

     9. Termination of Business Operations. The Board's previous directive to discontinue all sales of the Fund's share and to no longer accept purchase orders for shares of the Fund remain in place. In addition, as soon as practicable  upon  adoption  of this Plan,  the Fund shall  cease to conduct any further business except as shall be necessary in connection with the effectuation of its liquidation and dissolution.

     10. Expenses. The expenses of carrying out the terms of this Plan shall be borne by the Fund's investment advisor, whether or not the liquidation contemplated by this Plan is effected.



     Dated: August 6, 2004